CONSULTING SERVICE PLAN EXHIBIT 10.1

This Consulting Services Plan (the "Plan") is made as of the 1st day of October 2001 by Micro Laboratories, Inc. (the "Company") for the Company's consultants and employees ("the Recipients").

RECITALS: The Company desires under agreement to grant compensation to Recipients in exchange for services provided to the Company shares of the common stock of the Company (the
"Common Stock"), pursuant to the provisions set forth herein;

1.	Grant of Shares. The Company shall grant to the
Recipients from time to time the following shares of Common
Stock (the "Shares") in the Company.

 CLASS OF STOCK 		NUMBER OF SHARES
 Common 				10,000,000

2.	Services. Recipients shall provide bona fide
services to the Company not in connection with capital raising activities.

3.	Compensation.  Recipient's compensation is the
Shares identified herein. The parties agree the Shares are valued at $.05 each. Recipients are responsible for all income taxes.

4.	Registration or Exemption.  Notwithstanding anything
to the contrary contained herein, the Shares will be registered on Form S-8 Registration Statement dated May 3, 2001.

5.	Delivery of Shares.	The Company shall deliver to
the Recipient such shares for services pursuant to the agreement for services between the Company and the Recipient.

6.	Waiver. No waiver is enforceable unless in writing
and signed by such waiving party and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

7.	Amendments. This Plan may not be amended unless by
the mutual consent of all of
the parties hereto in writing.

8.	Governing Law. This Plan shall be governed by the
laws of the State of Nevada, and the sole venue for any action arising hereunder shall be Clark County, Nevada.

9.	Assignment and Binding Effect. Neither this Plan nor
any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

10.	Integration and Captions. This Plan includes the
entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

11.	Legal Representation. Each party has been
represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party.

12.	Construction. Each party acknowledges and agrees
having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

13.	Cooperation. The parties agree to execute such
reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

14.	Hand-Written provisions. Any hand-written
provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

15.	Fees, Costs and Expenses. Each of the parties
hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs, and expenses incurred by each such party incident to this Plan.

16.	Consents and Authorizations. By the execution
herein below, each party (i) acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein; and (ii) acknowledges the receipt of an executed copy hereof, including Exhibit A attached hereto and made a part hereof by this reference.

17.	Gender and Number. Unless the context otherwise
requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

18.	Severability. In the event anyone or more of the
provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.


MICRO LABORATORIES, INC.



By____________________________ 	Date: ______________________
Robert Thistle, President


RECIPIENT

Signature _______________________

Print Name ______________________ 	Date: _______________________




EXHIBIT "A"

TO CONSULTING SERVICES PLAN MADE AS OF
THE 3RD DAY OF FEBRUARY 2001 BETWEEN
MICRO LABORTORIES, INC. AND THE RECIPIENTS


General Plan Information

1. The title of the Plan is: Micro Laboratories,
Inc. - Year 2001 Stock Award Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Micro Laboratories, Inc. ("Company").

2. The general nature and purpose of the Plan is to grant employees and consultants an aggregate of 10,000,000 shares of the Company as compensation for services rendered and service to be rendered to the Company.

3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

4. The Company shall act as Plan Administrator.
The Company's address is Micro Laboratories, Inc., 29
Lakeside Drive, Johnston, Rhode Island 02919. The telephone number of the Company is 5401-949-3562.